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                                                                   EXHIBIT 99(d)
                                     CONSENT

     The undersigned hereby consents to being named as a prospective director of Peoples Heritage Financial Group, Inc. in the Registration Statement on Form S-4 filed by Peoples Heritage Financial Group, Inc. with the Securities and Exchange Commission on or about November 30, 1995, to which Registration Statement this Consent is an Exhibit, and in any amendments (including post-effective amendments) thereto.


                                   /s/ Davis P. Thurber
                                   -------------------------------
                                   Davis P. Thurber

Date:  November 29, 1995